Exhibit 99.1

Value Line, Inc.

551 Fifth Avenue

New York, NY 10176

For Immediate Release

March 16, 2022

NEWS RELEASE

Contact: Howard A. Brecher

Value Line, Inc.

212-907-1500

www.valueline.com

www.ValueLinePro.com, www.ValueLineLibrary.com

Facebook | LinkedIn | Twitter

Complimentary Value Line® Reports on Dow 30 Stocks

VALUE LINE, INC. ANNOUNCES INCREASE IN NET INCOME AND RENEWS STOCK REPURCHASE PROGRAM

New York – (Globe Newswire) – Value Line, Inc., (NASDAQ: VALU) reported results through the third fiscal quarter ended January 31, 2022.

Shareholders’ equity reached $79,401,000 at January 31, 2022, an increase of 24.9% over the shareholders’ equity of $63,569,000 at January 31, 2021. Retained earnings at January 31, 2022, were $86,216,000, representing an increase of 27.7% over retained earnings at January 31, 2021. The Company’s current assets at January 31, 2022, were $61,114,000, a 34.5% increase over current assets at January 31, 2021.

During the nine months (May 2021 through January 2022), the Company’s net income of $20,015,000, or $2.10 per share, was $2,787,000 or 16.2% above net income of $17,228,000, or $1.79 per share, for the nine months ended January 31, 2021. During the nine months ended January 31, 2022, the Company’s income from operations of $7,877,000 was $1,180,000 or 17.6% above income from operations of $6,697,000 during the nine months ended January 31, 2021. For the nine months ended January 31, 2022, operating expenses of $22,520,000 decreased 6.1% as compared to operating expenses during the nine months ended January 31, 2021. Additionally, as a result of better market conditions, fiscal year-to-date 2021 included higher realized and unrealized gains on equity securities of $2,427,000 pretax and $1,868,000 after tax.

The largest factors in the increase in net income during the nine months ended January 31, 2022, compared to the prior fiscal year, were a gain on forgiveness by the U.S. Small Business Administration of the Paycheck Protection Program loan, an increase from revenues and profits interests in EAM Trust, the entity that manages and distributes The Value Line Family of Mutual Funds, and well controlled expenses.

On March 14, 2022, the Board of Directors approved a renewal of the share repurchase program, effective immediately, allowing the repurchase of shares from time to time, up to an aggregate amount of $2,000,000. The new repurchase program, which replaces the July 2021 program, has no set price limit and no expiration date.

"Based on the Company’s current financial results, we believe that renewal of the repurchase program is in the best interests of our shareholders," said Howard A. Brecher, the Company's Chairman and Chief Executive Officer.

During the nine months ended January 31, 2022, there were 9,551,418 average common shares outstanding as compared to 9,604,869 average common shares outstanding during the nine months ended January 31, 2021, reflecting buybacks of shares under the Company’s stock repurchase program. The Company had 9,522,163 shares of common stock outstanding as of March 11, 2022.

The Company’s quarterly report on Form 10-Q has been filed with the SEC and is available on the Company’s website at https://www.valueline.com/About/InvestorRelation.aspx. Shareholders may receive a printed copy, free of charge upon request.

Value Line, Inc. is a leading New York based provider of investment research. The Value Line Investment Survey is one of the most widely used sources of independent equity investment research. Value Line also publishes a range of proprietary investment research in both print and digital formats including research in the areas of Mutual Funds, ETFs and Options. Value Line’s acclaimed research also enables the Company to provide specialized products such as Value Line Select, Value Line Special Situations, Value Line Select: ETFs, Value Line Select: Dividend Income & Growth, The New Value Line ETFs Service, The Value Line M & A Service, The Value Line Information You Should Know Wealth Newsletter, Value Line Climate Change Investing Service and certain Value Line copyrights, distributed under agreements including certain proprietary ranking system information and other proprietary information used in third party products. Investment Advisory services are provided through its substantial non-voting interests in EULAV Asset Management, the investment advisor to The Value Line Family of Mutual Funds. Value Line’s products are available to individual investors by mail, at www.valueline.com or by calling 1-800-VALUELINE or 1-800-825-8354, while institutional-level services for professional investors, advisers, corporate, academic, and municipal libraries are offered at www.ValueLinePro.com, www.ValueLineLibrary.com and by calling 1-800-531-1425.

Cautionary Statement Regarding Forward-Looking Information

In this report, “Value Line,” “we,” “us,” “our” refers to Value Line, Inc. and “the Company” refers to Value Line and its subsidiaries unless the context otherwise requires.

This report contains statements that are predictive in nature, depend upon or refer to future events or conditions (including certain projections and business trends) accompanied by such phrases as “believe”, “estimate”, “expect”, “anticipate”, “will”, “intend” and other similar or negative expressions, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended. Actual results for the Company may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the following:

●	maintaining revenue from subscriptions for the Company’s digital and print published products;
●	changes in investment trends and economic conditions, including global financial issues;
●	protecting intellectual property rights in Company methods and trademarks;
●	protecting confidential information including customer confidential or personal information that we may possess;
●

dependence on non-voting revenues and non-voting profits interests in EULAV Asset Management, a Delaware statutory trust (“EAM” or “EAM Trust”), which serves as the investment advisor to the Value Line Funds and engages in related distribution, marketing and administrative services;

●	fluctuations in EAM’s and third party copyright assets under management due to broadly based changes in the values of equity and debt securities, redemptions by investors and other factors;
●	possible changes in the valuation of EAM’s intangible assets from time to time;
●	generating future revenues or collection of receivables from significant customers;

●	dependence on key executive and specialist personnel;
●	risks associated with the outsourcing of certain functions, technical facilities, and operations, including in some instances outside the U.S.;
●	competition in the fields of publishing, copyright and investment management, along with associated effects on the level and structure of prices and fees, and the mix of services delivered;
●	the impact of government regulation on the Company’s and EAM’s businesses;
●	availability of free or low cost investment data through discount brokers or generally over the internet;
●	military conflicts, civil unrest, and associated travel and supply disruptions and other effects;
●	Russia’s invasion of Ukraine and the impact on inflation;
●	terrorist attacks, cyber attacks and natural disasters;
●	insufficiency in our business continuity plans or systems in the event of anticipated or unpredictable disruption;
●

the coronavirus pandemic, which has drastically affected markets, employment, and other economic conditions, and may have additional unpredictable impacts on employees, suppliers, customers, and operations;

●	other possible epidemics;
●	changes in prices of materials and other inputs and services, such as freight and postage, required by the Company;
●

other risks and uncertainties, including but not limited to the risks described in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended April 30, 2021 and in Part II, Item 1A of this Quarterly Report on Form 10-Q for the period ended January 31, 2022; and other risks and uncertainties arising from time to time.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors which may involve external factors over which we may have no control or changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion, could also have material adverse effects on future results. Except as otherwise required by applicable law, we have no duty to update these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, current plans, anticipated actions, and future financial conditions and results may differ from those expressed in any forward-looking information contained herein.

3